SKECHERS PRE-ANNOUNCES ESTIMATED FOURTH QUARTER RESULTS

Company estimates revenues in excess of $200 million versus previous guidance of $175 million to $185 million and per share results better than previous guidance of a $0.07 to $0.12 loss and First Call consensus of a $0.06 loss

MANHATTAN BEACH, CA. – February 1, 2005 – SKECHERS U.S.A., INC. (NYSE: SKX), a global leader in lifestyle footwear, today pre-announced that it is expecting fourth quarter revenues to be in excess of $200 million, which will be at least 8% above the high end of the Company’s previous guidance of $175 million to $185 million. The Company further expects fourth quarter results per share to be better than the previous guidance of a $0.07 to $0.12 loss and the First Call consensus of a $0.06 loss.

“We believe, based upon our fourth quarter 2004 sales and the positive response of our major customers to the January 2005 pre-line reviews, that we will continue to receive a favorable response to all of our product lines and achieve growth in every channel throughout the year,” stated Robert Greenberg, Chief Executive Officer. “We are looking forward to the WSA shoe show in Las Vegas this weekend.”

The Company’s discussion of fourth quarter financial and operating results is based upon preliminary information and is subject to change based upon actual financial and operating results for the period. Note that statements made by the Company may involve future goals and targets, based upon current expectations and current plans. These comments are forward-looking; plans may change and actual results may differ materially.

The Company expects to report earnings the week of February 21, 2005.

SKECHERS USA, Inc., based in Manhattan Beach, California, designs, develops and markets a broad range of casual and fashionable footwear for men, women and children. The Company has also granted select third party licenses for SKECHERS-branded apparel, swimwear, and hosiery. SKECHERS footwear is available in the United States via department and specialty stores, company-owned SKECHERS retail stores and its e-commerce website, as well as in over 100 countries and territories through the Company’s global network of distributors and Canadian and European subsidiaries. Please visit www.skechers.com or call the Company’s information line at 877-INFO-SKX.

This announcement may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of the Company’s future performance. Factors that might cause or contribute to such differences include, international, national and local general economic, political and market conditions; intense competition among sellers of footwear for consumers; changes in fashion trends and consumer demands; popularity of particular designs and categories of products; the level of sales during the spring, back-to-school or holiday selling seasons; the inability to anticipate, identify, interpret or forecast changes in fashion trends, consumer demand for our products and the various market factors described above; the ability of our company to maintain its brand image; the ability to sustain, manage or forecast our company’s growth and inventories; the ability to secure and protect trademarks, patents, and other intellectual property; the loss of significant customers, decreased demand by industry retailers and cancellation of order commitments; potential disruptions in manufacturing related to overseas sourcing and concentration of production in China, including, without limitation, difficulties associated with electrical shortages or work stoppages that may lead to production delays; increased costs of freight and transportation to meet delivery deadlines; business disruptions due to energy shortages or natural disasters such as an earthquake due to the location of our domestic warehouse, headquarters and a substantial number of our retail stores; changes in business strategy or development plans; the ability to obtain additional capital to fund operations, finance growth and service debt obligations; the ability to attract and retain qualified personnel; compliance with recent legislation regarding corporate governance including the Sarbanes-Oxley Act of 2002; and other factors referenced or incorporated by reference in the Company’s annual report on Form 10-K for the year ended December 31, 2003 and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2004.

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